UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2011

Alternate Energy Holdings, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-53451	20-5689191
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

911 E. Winding Creek Dr., Suite 150, Eagle, Idaho 83616
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 208-939-9311

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2011, the Board of Directors of Alternate Energy Holdings, Inc. (the “Company”) approved an increase in the salary of Rick Bucci, the Company’s Chief Financial Officer, from $0 per month to $15,000 per month, to be retroactively effective as of February 1, 2011.

Mr. Bucci has served as the Company’s Chief Financial Officer since September 2007.  Prior to the February 2011 salary increase, Mr. Bucci received no cash in consideration for his services to the Company.  Instead Mr. Bucci received grants of shares of the Company’s common stock as compensation.  In addition, Mr. Bucci previously worked as the Company’s Chief Financial Officer on a part-time basis, and in connection with the February 2011 salary increase, Mr. Bucci will increase the amount of time he devotes to the Company acting in that capacity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTERNATE ENERGY HOLDINGS, INC

Date: March 1, 2011	By:	/s/ Donald L. Gillispie
Donald L. Gillispie
President, Chief Executive Officer and Director